Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements listed below of our report dated March 7, 2014, with respect to the consolidated financial statements of Noodles & Company included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

Form S-8 No. 333-189877 pertaining to the Noodles & Company Employee Stock Purchase Plan

Form S-8 No. 333-189878 pertaining to the Noodles & Company Amended and Restated 2010 Stock Incentive Plan

/s/ Ernst & Young LLP

Denver, Colorado
March 7, 2014